UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 18, 2019

Date of Report (Date of earliest event reported)

MSB Financial Corp.

(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey		07946-0417
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 647-4000

Not Applicable

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	MSBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2019, MSB Financial Corp. (“MSB Financial”), the parent company of Millington Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kearny Financial Corp. (“Kearny”), the parent company of Kearny Bank, pursuant to which MSB Financial will merge with and into Kearny (the “Merger”). As part of the transaction, Millington Bank will also merge with and into Kearny Bank.

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of MSB Financial will be automatically converted into and exchangeable for the right to receive either: (i) $18 in cash (the “Cash Consideration”), or (ii) 1.3 shares of the Kearny’s common stock with cash being paid in lieu of fractional shares (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The Merger Agreement provides that 90% of the outstanding shares of MSB Financial common stock will be converted into Stock Consideration and 10% of the outstanding shares of MSB Financial common stock will be converted into Cash Consideration. Each shareholder of MSB Financial will be entitled to elect the number of shares of MSB Financial common stock held by such shareholder that will be exchanged for the Stock Consideration or the Cash Consideration subject to proration in the event that a selected form of consideration is over-elected.

The Merger Agreement contains customary representations, warranties and covenants from both MSB Financial and Kearny. Among other covenants, MSB Financial has agreed: (i) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, (ii) that, subject to certain exceptions, the board of directors of MSB Financial will recommend the approval of the Merger and the Merger Agreement by its shareholders, and (iii) not to (A) solicit alternative third-party acquisition proposals or, (B) subject to certain exceptions, conduct discussions concerning or provide confidential information in connection with any alternative third-party acquisition proposal.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Merger by the shareholders of MSB Financial. The Merger Agreement contains provisions that provide for the termination of the Merger Agreement in certain circumstances, and such provisions may require MSB Financial to pay to Kearny a termination fee of $3.54 million.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about MSB Financial, Kearny or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger

Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by MSB Financial or Kearny. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of MSB Financial or Kearny.

In addition, each of the directors and named executive officers of MSB Financial have entered into a Voting Agreement with Kearny pursuant to which each such director and named executive officer has agreed to vote all shares of MSB Financial common stock held by such individual in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby (collectively, the “Voting Agreements”). A form of the Voting Agreements is attached to the Merger Agreement as Exhibit A.

The foregoing summaries of the Merger Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the complete text of such documents included in the Merger Agreement, and Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01 Other Events.

On December 18, 2019, MSB Financial and Kearny issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, Kearny intends to provide supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the supplemental information that will be made available in connection with the investor presentation is attached hereto as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and between Kearny Financial Corp. and MSB Financial Corporation, dated as of December 18, 2019

99.1	Joint Press Release, dated December 18, 2019

99.2	Investor Presentation dated December 19, 2019

Forward-looking Statements

Certain statements contained in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: statements regarding the Merger, the range of consideration of the Merger and the ability of the parties to consummate the Merger. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Kearny or MSB Financial anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Kearny’s and MSB Financial’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; and diversion of management time on merger-related issues. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and MSB Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or MSB Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and MSB Financial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Kearny will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of MSB Financial, and a Prospectus of Kearny, as well as other relevant documents concerning the proposed transaction. The Registration Statement and the Proxy Statement/Prospectus, as well as other filings containing information about Kearny and MSB Financial, may be obtained free of charge at the SEC’s Internet site (http://www.sec.gov). Investors and shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Investors and shareholders are urged to carefully review and consider each of Kearny’s and MSB Financial’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Kearny with the SEC may be obtained at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Kearny at www.kearnybank.com under the link “Investor Relations” or by requesting them in writing to Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Gail Corrigan. You will also be able to obtain these documents, free of charge, from MSB Financial by accessing MSB Financial’s website at www.millingtonbank.com under the section “About Us- Investor Relations” and under the heading “MSB Financial Corp.”

Kearny and MSB Financial and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MSB Financial in connection with the proposed merger. Information about the directors and executive officers of Kearny is set forth in the proxy statement for Kearny’s 2019 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on September 13, 2019. Information about the directors and executive officers of MSB Financial is set forth in the proxy statement for MSB Financial’s 2019 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 18, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained, when available, as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.

Date: December 19, 2019	By:	/s/ Michael A. Shriner
Michael A. Shriner President and Chief Executive Officer (Duly Authorized Representative)